EXHIBIT 99.1

ANSYS, Inc. Reports Fourth Quarter and Fiscal Year 2015 Results, Including Strong Earnings and Cash Flows in Q4

Board of Directors Increases the Authorized Share Repurchase Program to Five Million Shares
Management Provides Initial Q1 2016 Outlook - Updates FY 2016 Outlook

Highlights

  Repurchase of 1.0 million shares in the fourth quarter and 3.8 million shares in FY 2015
  Deferred revenue and backlog of $504.0 million at December 31, 2015, an increase of 8% over 2014

Fourth Quarter 2015

  GAAP revenue of $251.6 million and non-GAAP revenue of $252.0 million
  GAAP diluted EPS of $0.75 and non-GAAP diluted EPS of $0.91
  Operating cash flows of $109.2 million
  GAAP operating profit margin of 38.5% and non-GAAP operating profit margin of 47.5%

Fiscal Year 2015

  GAAP revenue of $942.8 million and non-GAAP revenue of $944.5 million
  GAAP diluted EPS of $2.76 and non-GAAP diluted EPS of $3.42
  Operating cash flows of $367.5 million
  GAAP operating profit margin of 37.5% and non-GAAP operating profit margin of 47.5%

PITTSBURGH, Feb. 25, 2016 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS) today reported fourth quarter and FY 2015 GAAP revenue growth of 4% and 8%, respectively, and non-GAAP revenue growth of 4% and 7%, respectively, all in constant currency.  Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 70% of non-GAAP revenue for the fourth quarter and 72% for the year.

For the quarter, the Company reported non-GAAP diluted earnings per share of $0.91 and GAAP diluted earnings per share of $0.75. For the fiscal year, the Company achieved non-GAAP diluted earnings per share of $3.42 and GAAP diluted earnings per share of $2.76.

Jim Cashman, ANSYS president & CEO, stated, “The fourth quarter presented us with a combination of both challenges and opportunities.  Our earnings surpassed the high end of our expectations, while Q4 revenue came in at the low end of our expectations. Quarterly sales bookings showed strong improvement, exceeding the revenue growth rate, and contributed to a record total deferred revenue and backlog balance of $504 million.  Operating cash flows increased 18% over Q4 2014.”

He continued, “We also continued to return capital to our stockholders through the repurchase of 1.0 million shares in the fourth quarter, bringing our total 2015 repurchase to 3.8 million shares. During the year, we focused our efforts on expanding our direct sales capacity, investing in innovation and beginning a multiple-year journey of upgrading our infrastructure to support our ongoing growth goals.  While we did not accomplish all that we set out to do at the beginning of 2015, we believe that we are very well positioned as we enter 2016.”

Cashman concluded, “We continue to strongly execute on our strategic vision to drive growth through continuous product innovation.  In January 2016, we released ANSYS® 17.0 - delivering the most comprehensive set of physics features that we’ve released in our 45-year history. We’ve improved performance by a full order of magnitude, giving 10x the productivity, 10x greater insight into product designs and 10x the performance to design and innovate more quickly and efficiently than ever.”

ANSYS' fourth quarter and 2015 financial results are presented below. The 2015 and 2014 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets acquired in business combinations and transaction costs related to business combinations.

	GAAP			Non-GAAP
(in millions, except EPS and %’s)	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change

Revenue	$251.6	$254.4	(1%)	$252.0	$255.5	(1%)
Net income	$68.0	$69.6	(2%)	$82.4	$86.3	(4%)
Earnings per share	$0.75	$0.74	1%	$0.91	$0.92	(1%)
Operating profit margin	38.5%	37.0%		47.5%	47.0%
Operating cash flow	$109.2	$92.3	18%

		GAAP			Non-GAAP
(in millions, except EPS and %’s)	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change

Revenue	$942.8	$936.0	1%	$944.5	$941.4	0%
Net income	$252.5	$254.7	(1%)	$313.4	$323.4	(3%)
Earnings per share	$2.76	$2.70	2%	$3.42	$3.43	0%
Operating profit margin	37.5%	37.1%		47.5%	48.0%
Operating cash flow	$367.5	$385.3	(5%)

The Company's GAAP results reflect stock-based compensation charges of approximately $8.2 million ($5.0 million after tax) or $0.06 diluted earnings per share for the fourth quarter of 2015 and approximately $34.0 million ($22.3 million after tax) or $0.24 diluted earnings per share for fiscal year 2015.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2016 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and twelve months ended December 31, 2015 and 2014, and for the 2016 financial outlook, are included in the condensed financial information included in this release.

Constant Currency

In the discussion above, the Company makes reference to revenue growth rates in constant currency.  Constant currency amounts exclude the effects of foreign currency fluctuations on the reported results.  To present this information, the results for 2015 for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for 2014, rather than the actual exchange rates in effect for 2015.

Information Regarding Increased Share Repurchase Authorization

During fiscal year 2015, the Company repurchased 3.8 million shares, including 1.0 million shares repurchased during the quarter ended December 31, 2015, leaving 2.1 million shares available for repurchase under the existing authorization. Today, the Company announced that the Board of Directors has again increased the authorized share repurchase program to 5.0 million shares.

2016 Financial Outlook

The Company’s first quarter and fiscal year 2016 revenue and earnings per share guidance is provided below. The Company last provided its guidance on November 5, 2015.  The previously provided fiscal year 2016 guidance has been updated to reflect changes in currency exchange rates and to consider the recent increases in economic uncertainty and market volatility.  The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis.  Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and transaction expenses related to business combinations.

First Quarter 2016 Guidance

The Company currently expects the following for the quarter ending March 31, 2016:

  GAAP revenue in the range of $224.0 - $232.0 million
  Non-GAAP revenue in the range of $224.0 - $232.0 million
  GAAP diluted earnings per share of $0.57 - $0.62
  Non-GAAP diluted earnings per share of $0.74 - $0.77

Fiscal Year 2016 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2016:

  GAAP revenue in the range of $995.0 - $1,030 million ($1.03 billion)
  Non-GAAP revenue in the range of $995.0 million - $1,030 million ($1.03 billion)
  GAAP diluted earnings per share of $2.86 - $3.05
  Non-GAAP diluted earnings per share of $3.53 - $3.69

These statements are forward-looking and actual results may differ materially.  Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 25, 2016 to discuss fourth quarter and fiscal year 2015 results. To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & INT’L). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 877-344-7529 (US), 855-669-9658 (CAN) or 412-317-0088 (Int’l) and entering the pass code 10079946. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS:

Cash and short-term investments	$784,614	$788,778
Accounts receivable, net	91,579	101,229
Goodwill	1,332,348	1,312,182
Other intangibles, net	220,553	259,312
Other assets	300,810	291,378

Total assets	$2,729,904	$2,752,879

LIABILITIES and STOCKHOLDERS' EQUITY:

Deferred revenue	$364,644	$332,664
Other liabilities	170,833	202,714
Stockholders' equity	2,194,427	2,217,501

Total liabilities and stockholders' equity	$2,729,904	$2,752,879

ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue:
Software licenses	$149,450	$157,619	$555,105	$564,502
Maintenance and service	102,197	96,756	387,648	371,519

Total revenue	251,647	254,375	942,753	936,021

Cost of sales:
Software licenses	8,057	9,004	29,105	30,607
Amortization	9,837	9,455	38,755	37,653
Maintenance and service	19,098	21,310	79,386	85,126
Total cost of sales	36,992	39,769	147,246	153,386

Gross profit	214,655	214,606	795,507	782,635

Operating expenses:
Selling, general and administrative	71,963	72,374	253,603	246,376
Research and development	41,392	42,170	168,831	165,421
Amortization	4,357	6,014	19,394	23,388
Total operating expenses	117,712	120,558	441,828	435,185

Operating income	96,943	94,048	353,679	347,450

Interest income	704	796	2,829	3,002
Other income (expense), net	153	(963)	257	(2,313)

Income before income tax provision	97,800	93,881	356,765	348,139

Income tax provision	29,779	24,248	104,244	93,449

Net income	$68,021	$69,633	$252,521	$254,690

Earnings per share – basic:
Basic earnings per share	$0.77	$0.76	$2.82	$2.77
Weighted average shares – basic	88,626	91,595	89,561	92,067

Earnings per share – diluted:
Diluted earnings per share	$0.75	$0.74	$2.76	$2.70
Weighted average shares – diluted	90,549	93,584	91,502	94,194

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	December 31, 2015			December 31, 2014
	As Reported	Adjustments	Non- GAAP Results	As Reported	Adjustments	Non- GAAP Results

Total revenue	$251,647	$ 360 (1)	$252,007	$254,375	$ 1,114 (4)	$255,489
Operating income	96,943	22,780 (2)	119,723	94,048	25,973 (5)	120,021
Operating profit margin	38.5%		47.5%	37.0%		47.0%
Net income	$68,021	$14,396 (3)	$82,417	$69,633	$16,656 (6)	$86,289
Earnings per share – diluted:
Diluted earnings per share	$0.75		$0.91	$0.74		$0.92
Weighted average shares - diluted	90,549		90,549	93,584		93,584

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $14.2 million of amortization expense associated with intangible assets acquired in business combinations, $8.2 million of stock-based compensation expense and the $0.4 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $8.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $15.5 million of amortization expense associated with intangible assets acquired in business combinations, $9.3 million of stock-based compensation expense, the $1.1 million adjustment to revenue as reflected in (4) above and $0.1 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $9.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Twelve Months Ended

	December 31, 2015			December 31, 2014
	As Reported	Adjustments	Non- GAAP Results	As Reported	Adjustments	Non- GAAP Results

Total revenue	$942,753	$ 1,725 (1)	$944,478	$936,021	$ 5,421 (4)	$941,442
Operating income	353,679	94,665 (2)	448,344	347,450	104,403 (5)	451,853
Operating profit margin	37.5%		47.5%	37.1%		48.0%
Net income	$252,521	$60,854 (3)	$313,375	$254,690	$68,719 (6)	$323,409
Earnings per share – diluted:
Diluted earnings per share	$2.76		$3.42	$2.70		$3.43
Weighted average shares - diluted	91,502		91,502	94,194		94,194

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $58.1 million of amortization expense associated with intangible assets acquired in business combinations, $34.0 million of stock-based compensation expense, the $1.7 million adjustment to revenue as reflected in (1) above and $0.8 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $33.8 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $61.0 million of amortization expense associated with intangible assets acquired in business combinations, $36.9 million of stock-based compensation expense, the $5.4 million adjustment to revenue as reflected in (4) above and $1.1 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $35.7 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2016

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.57 - $0.62
Adjustment to exclude acquisition–related amortization	$0.08 - $0.09
Adjustment to exclude stock–based compensation	$0.07 - $0.08

Non-GAAP expectation	$0.74 - $0.77

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2016

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.86 - $3.05
Adjustment to exclude acquisition–related amortization	$0.35 - $0.36
Adjustment to exclude stock–based compensation	$0.29 - $0.31

Non-GAAP expectation	$3.53 - $3.69

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives.  In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value.  Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results.  In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable.  In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company’s financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations.  The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense.  These expenses are generally not tax-deductible.  Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations.  The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company’s financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs almost 2,800 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter of 2016,  fiscal year 2015 and fiscal year 2016 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2016, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s first quarter and beyond visibility, statements regarding continuing to strongly execute on our strategic vision to drive growth through continuous product innovation, statements regarding ANSYS 17.0 giving 10X the productivity, 10X greater insight into product designs and 10X the performance to design and innovate more quickly and efficiently than ever, statements regarding beginning a multiple-year journey of upgrading our infrastructure to support our on-going growth goals and our belief that we are very well positioned as we enter 2016  are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic  markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, including ANSYS 17.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2015 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

Contact:
Investors:
Annette Arribas, CTP
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com